


                                                     DAKOTA  MINING  CORPORATION
                                           Exhibit 11 - COMPUTATION  OF EARNINGS
                                           PER SHARE Nine months ended September
                                           30, 1997 and 1996


                                                          Three months ended                        Nine months ended
                                                             September 30,                           September. 30,
                                                      1997                 1996                  1997                  1996
                                                -----------------    ------------------     ----------------     ------------------

 Beginning shares outstanding                         35,479,742            26,534,742           35,479,742             26,534,742
 Shares issued as payment to lease holder                 55,294                     -               18,634                      -

 Exercise of special warrants                                  -             8,700,000                    -              3,333,972
 Average shares issued to USMX
   stockholders related to merger                     15,621,982                     -            6,981,252                      -
 Average shares issued for options exercised                   -               242,652                    -                168,647
                                                -----------------    ------------------     ----------------     ------------------

 Weighted average shares outstanding                  51,157,018            35,477,394           42,479,628             30,037,331
                                                =================    ==================     ================     ==================

 Net income (loss)                                $      139,447         $ (9,446,227)        $ (5,026,729)          $(13,598,873)
                                                =================    ==================     ================     ==================
Loss per common share                             $          0.00     $          (0.27)       $      (0.12)      $          (0.04)
                                                =================    ==================     ================     ==================



NOTE:      All other issued and outstanding Debentures, options and warrants are antidilutive.  Fully diluted calculation is not different and therefore is not applicable.